Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Seadrill Limited of our report dated April 19, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting of Seadrill Limited (Successor), which appears in Seadrill Limited’s Annual Report on Form 20-F for the year ended December 31, 2022.

/s/ PricewaterhouseCoopers LLP

Watford, United Kingdom

January 26, 2024